Exhibit 99.1

News Release

Ameriprise Financial to Acquire
BMO’s EMEA Asset Management Business

Strategic acquisition accelerates growth of Columbia Threadneedle Investments in EMEA, significantly broadening client offering

MINNEAPOLIS, BOSTON and LONDON – April 12, 2021 – Ameriprise Financial, Inc. (NYSE:AMP) today announced that it has signed a definitive agreement with BMO Financial Group (BMO) to acquire its EMEA asset management business for £615 million, or approximately $845 million. The all-cash transaction adds $124 billion of AUM in Europe and is currently expected to close in the fourth quarter of 2021, subject to regulatory approvals in the relevant jurisdictions.

The acquisition will further accelerate Ameriprise’s core strategy of growing its fee-based businesses and increase the overall contribution of Wealth Management and Asset Management within its diversified business. Together with BMO’s EMEA asset management business, Ameriprise will have more than $1.2 trillion of assets under management and administration.

The acquisition complements Columbia Threadneedle Investments’ core business and global growth strategy, adding a substantial presence in the European institutional market and considerably expanding its investment capabilities and solutions to meet growing client demand. The addition of BMO’s EMEA asset management business will increase Columbia Threadneedle’s AUM to $671 billion. It will significantly increase EMEA AUM and expand AUM in the region to 40% of total Columbia Threadneedle AUM.

In addition, the acquisition establishes a strategic relationship with BMO Wealth Management giving its North American Wealth Management clients opportunities to access a range of Columbia Threadneedle investment management solutions. Separately, in the U.S., the transaction also includes the opportunity for certain BMO asset management clients to move to Columbia Threadneedle, subject to client consent.

The transaction is expected to be accretive in 2023 and to generate an internal rate of return of 20%. Given the firm’s substantial excess capital position and free cash flow generation, the company’s capital return strategy remains on track.

Jim Cracchiolo, Chairman and Chief Executive Officer, Ameriprise Financial, said, “We’ve built an outstanding global asset manager that complements our leading wealth management business and generates strong results. BMO’s EMEA asset management business will be a great addition to Columbia Threadneedle that will deliver meaningful value for clients and our business. This strategic acquisition represents an important next step as we expand our solutions capabilities, broaden our client offering and deepen our talented team. We are a disciplined acquirer and believe this transaction will build on our track record of successful acquisitions for the benefit of clients and our other stakeholders.”

The acquisition is expected to expand and enhance Columbia Threadneedle’s established strengths and accelerate our strategy. It positions us well to respond to the developing needs of our clients by adding key capabilities in growing segments where BMO’s EMEA asset management business has leading positions that can be leveraged globally, including:

•	Responsible Investment (RI) – A recognized leader with a broad range of specialist ESG products and a leading responsible engagement overlay service providing corporate engagement on equity and bond holdings, and proxy voting services

•	Liability Driven Investing (LDI) – A top four LDI business in Europe and dominant in the small/mid-market sector

•	Fiduciary/outsourced management (OCIO) – A key solutions business that includes fiduciary teams in the Netherlands and UK

•	European Real Estate – A continental European direct real estate capability based in Germany and France

In addition, the transaction adds depth and breadth in other traditional asset classes. BMO’s European fund range comprises several publicly traded investment trusts, including F&C Investment Trust PLC, the world’s longest-tenured investment trust, which complements our Tri-Continental Corporation, the longest-tenured closed-end fund in the U.S.

Ted Truscott, Chief Executive Officer, Columbia Threadneedle Investments, said, “Adding BMO’s EMEA asset management business is an exceptional growth opportunity. The transaction advances our strategy and enhances our geographic and asset class diversification, enabling us to serve more clients and meet more of their needs. Critical to this opportunity is the strong alignment between our organizations. We share a client-centric culture, fundamental belief in active management, collaborative and research-based investment approach, and long-held commitment to responsible investment principles.”

Truscott concluded, “Establishing a new strategic relationship with BMO Wealth Management is an important benefit of the transaction. We will bring an even stronger set of capabilities to serve the needs of their Wealth Management clients in Canada and the U.S.”

Joanna Rotenberg, Group Head, BMO Wealth Management, said, “Columbia Threadneedle Investments is a strong strategic and cultural fit for our EMEA asset management business and is well positioned to take it to the next level of growth by extending its reach, scale and investment capabilities. We look forward to our strategic relationship and offering our North American Wealth Management clients opportunities to access a wide range of Columbia Threadneedle investment management solutions.”

About Ameriprise Financial

At Ameriprise Financial, we have been helping people feel confident about their financial future for more than 125 years. With a nationwide network of approximately 10,000 financial advisors and extensive asset management, advisory and insurance capabilities, we have the strength and expertise to serve the full range of individual and institutional investors’ financial needs. For more information, visit ameriprise.com.

About Columbia Threadneedle Investments

Columbia Threadneedle Investments is a leading global asset manager that provides a broad range of investment strategies and solutions for individual, institutional and corporate clients around the world. With more than 2,000 people, including over 450 investment professionals based in North America, Europe and Asia, the company manages $547 billion of assets across developed and emerging market equities, fixed income, asset allocation solutions and alternatives.

Columbia Threadneedle Investments is the global asset management group of Ameriprise Financial, Inc. Columbia Threadneedle Investments (Columbia Threadneedle) is the global brand name of the Columbia and Threadneedle group of companies.

Forward-Looking Statements

This press release contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements that reflect management’s plans, estimates and beliefs. Actual results could differ materially from those described in these forward-looking statements. The words “expect,” “intend,” “includes,” “plan,” “add,” “represents,” “will,” “may,” “believe,” “enhance,” “should”, “could”, or similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements. Such factors include, but are not limited to: the occurrence of any event, change or circumstance that could give rise to the termination of the purchase agreement with BMO Financial Group; the ability of the companies to integrate the business successfully and achieve anticipated goals and results; potentially adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; ability of Ameriprise to retain and hire key personnel; the inability to complete the proposed transaction due to the failure to satisfy the conditions to the closing of the proposed transaction, including that a regulator may prohibit, delay or refuse to grant approval for the consummation of the proposed transaction; uncertainty as to costs and the timing of completion of the proposed transaction; risks that the proposed transaction disrupts current plans and operations; and general economic and political factors. Management cautions that the foregoing list of factors is not exhaustive. There may also be other risks that management is unable to predict at this time that may cause actual results to differ materially from those in these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Management undertakes no obligation to update publicly or revise any forward-looking statements. The foregoing list of factors should be read in conjunction with the “Risk Factors” discussed under Part 1, Item 1A of and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2020 available at ir.ameriprise.com.

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Media Relations: U.S.	Investor Relations:

John Brine, Ameriprise Financial	Alicia A. Charity, Ameriprise Financial
(212) 437-8655 / john.brine@ampf.com	(612) 671-2080 / alicia.a.charity@ampf.com

Carlos Melville, Columbia Threadneedle Investments

(617) 897-9384 / carlos.melville@ampf.com

Media contacts: EMEA and APAC

Laura Cook, Columbia Threadneedle Investments

+44 (0) 7766 905826 / laura.cook@columbiathreadneedle.com

Nicolas Duperrier, Columbia Threadneedle Investments

+44 (0)7786 396113 / nicolas.duperrier@columbiathreadneedle.com

Alison Jefferis, Columbia Threadneedle Investments

+44 (0)7766 924798 / alison.jefferis@columbiathreadneedle.com

In the UK: Issued by Threadneedle Asset Management Limited. Registered in England and Wales, Registered No. 573204, Cannon Place, 78 Cannon Street, London EC4N 6AG, United Kingdom. Authorised and regulated in the UK by the Financial Conduct Authority.

In the EEA: Threadneedle Management Luxembourg S.A. Registered with the Registre de Commerce et des Sociétés (Luxembourg), Registered No. B 110242

44, rue de la Vallée, L-2661 Luxembourg, Grand Duchy of Luxembourg.

Issued in Hong Kong by Threadneedle Portfolio Services Hong Kong Limited 天利投資管理香港有限公司 ("TPSHKL"). Registered Office: Unit 3004, Two Exchange Square, 8 Connaught Place Hong Kong. Registered in Hong Kong under the Companies Ordinance (Chapter 32), No. 1173058. Authorised and regulated in Hong Kong by the Securities and Futures Commission. Authorisation does not imply official approval or recommendation.  The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document you should obtain independent professional advice.

Issued in Singapore by Threadneedle Investments Singapore (Pte.) Limited, 3 Killiney Road, #07-07, Winsland House 1, Singapore 239519. Regulated in Singapore by the Monetary Authority of Singapore under the Securities and Futures Act (Chapter 289). License number: CMS100182-1. Any fund mentioned in this document is not authorised or recognised by the Monetary Authority of Singapore (the “MAS”) and Shares are not allowed to be offered to the retail public. This document is not a prospectus as defined in the SFA. Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply.

Ameriprise Financial, Inc.

Data for assets to be acquired as of 1-31-21. All other data as of 12-31-20.

Source: LDI – 2019 XPS Investment survey

© 2021 Ameriprise Financial, Inc. All rights reserved.

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